Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-291151, 333-277169, 333-281273, 333-282230, 333-270656, 333-251958) and Form S-8 (No. 333-287402, 333-279024, 333-264163, 333-249313, 333-238582) of Summit Therapeutics Inc. of our report dated February 23, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 23, 2026